Exhibit 99.1

IASIS Healthcare Announces First Quarter 2015 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 10, 2015--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal first quarter ended December 31, 2014. The Company’s discontinued operations in the accompanying consolidated financial statements have been excluded from Consolidated Financial and Operating Data and Supplemental Consolidated Statements of Operations Information for the fiscal first quarters ended December 31, 2014 and 2013.

Key Financial & Operating Results

First Quarter Fiscal 2015

Total revenue for the first quarter totaled $686.7 million, an increase of 15.2% compared to $595.9 million in the prior year quarter. Adjusted EBITDA for the first quarter totaled $73.9 million, an increase of 15.3% compared to $64.1 million in the prior year quarter. Net earnings from continuing operations for the first quarter totaled $8.9 million, compared to $1.9 million in the prior year quarter.

Acute care revenue for the first quarter increased 4.6% compared to the prior year quarter. In the first quarter, admissions increased 3.1% and adjusted admissions increased 4.0%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the first quarter increased 1.2% compared to the prior year quarter.

Premium and service revenues in our managed care risk platform for the first quarter, excluding the effect of $2.9 million of revenue associated with the federal health insurer fee, increased 44.5% compared to the prior year quarter. Total lives served across all managed care product lines increased 75.4% to 337,700, compared to 192,500 in the prior year quarter, while health plan lives increased 19.7% compared to the prior year quarter.

Cash Flow Analysis

Cash flows used in continuing operations for the first quarter ended December 31, 2014, totaled $11.2 million, compared to cash flows used in continuing operations of $61.2 million in the prior year quarter. Cash flows used in continuing operations for the quarter ended December 31, 2013, were affected by the payment of $22.3 million in income taxes and other transaction costs associated with the sale-leaseback of certain hospital real estate, along with delays in certain Texas and Arizona supplemental reimbursement.

“We are pleased with our first quarter results, which included improvements in volumes, revenue and EBITDA. Our results were driven by growth in our managed care services, as well as continued improvements in payor mix and local economic factors in our acute care markets,” said IASIS Healthcare President and Chief Executive Officer Carl Whitmer.

Conference Call

A listen-only simulcast of IASIS’ first quarter 2015 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 10, 2015. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $2.5 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 15 acute care hospitals, one behavioral hospital and multiple other access points, including 136 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to more than 337,000 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization ("MSO") with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before net interest expense, income tax expense, depreciation and amortization, stock-based compensation, net gain (loss) on disposal of assets, and management fees. Management fees represent monitoring and advisory fees paid to management companies affiliated with TPG and JLL. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from “adjusted EBITDA” as defined under the Company’s Senior Secured Credit Facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended December 31,
	2014	2013
Revenues
Acute care revenue before provision for bad debts	$553,916	$537,874
Less: Provision for bad debts	(89,352)	(93,703)
Acute care revenue	464,564	444,171
Premium and service revenues	222,101	151,719
Total revenues	686,665	595,890

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,539 and $861, respectively)	229,730	214,266
Supplies	80,051	76,792
Medical claims	175,972	125,820
Rentals and leases	18,709	18,453
Other operating expenses	113,221	100,557
Medicare and Medicaid EHR incentives	(3,415)	(3,278)
Interest expense, net	32,363	33,144
Depreciation and amortization	22,631	25,722
Management fees	1,250	1,250
Total costs and expenses	670,512	592,726

Earnings from continuing operations before gain (loss) on disposal of assets and income taxes	16,153	3,164
Gain (loss) on disposal of assets, net	(848)	1,242

Earnings from continuing operations before income taxes	15,305	4,406
Income tax expense	6,405	2,477

Net earnings from continuing operations	8,900	1,929
Earnings (loss) from discontinued operations, net of income taxes	(1,500)	7,061

Net earnings	7,400	8,990
Net earnings attributable to non-controlling interests	(2,287)	(3,788)

Net earnings attributable to IASIS Healthcare LLC	$5,113	$5,202

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	Dec. 31, 2014	Sept. 30, 2014

ASSETS

Current assets
Cash and cash equivalents	$294,838	$341,180
Accounts receivable, net	317,137	305,654
Inventories	59,577	57,632
Deferred income taxes	–	2,523
Prepaid expenses and other current assets	228,616	235,155
Assets held for sale	48,354	50,151
Total current assets	948,522	992,295

Property and equipment, net	827,038	826,478
Goodwill	817,933	814,498
Other intangible assets, net	22,511	23,331
Other assets, net	63,002	62,362
Total assets	$2,679,006	$2,718,964

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$116,477	$127,953
Salaries and benefits payable	53,840	71,121
Accrued interest payable	9,849	28,820
Deferred income taxes	1,442	–
Medical claims payable	90,420	79,449
Other accrued expenses and current liabilities	62,390	73,497
Current portion of long-term debt, capital leases and other obligations	12,142	12,690
Liabilities held for sale	6,450	9,171
Total current liabilities	353,010	402,701

Long-term debt, capital leases and other obligations	1,838,474	1,841,110
Deferred income taxes	108,381	100,868
Other long-term liabilities	115,620	117,289

Non-controlling interests with redemption rights	108,195	108,156

Equity
Member’s equity	145,656	139,164
Non-controlling interests	9,670	9,676
Total equity	155,326	148,840
Total liabilities and equity	$2,679,006	$2,718,964

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Quarter Ended December 31,
	2014	2013
Cash flows from operating activities
Net earnings	$7,400	$8,990
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	22,631	25,722
Amortization of loan costs	1,971	1,853
Amortization of deferred gain from sale-leaseback	(624)	–
Change in physician minimum revenue guarantees	827	599
Stock-based compensation	1,539	861
Deferred income taxes	10,273	171
Loss (gain) on disposal of assets, net	848	(1,242)
Loss (earnings) from discontinued operations, net	1,500	(7,061)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(11,810)	(12,504)
Inventories, prepaid expenses and other current assets	3,167	(5,518)
Accounts payable, other accrued expenses and other accrued liabilities	(48,965)	(50,818)
Income taxes and other transaction costs payable related to sale-leaseback of real estate	–	(22,270)
Net cash used in operating activities – continuing operations	(11,243)	(61,217)
Net cash used in operating activities – discontinued operations	(234)	(12,085)
Net cash used in operating activities	(11,477)	(73,302)

Cash flows from investing activities
Purchases of property and equipment	(23,410)	(10,883)
Cash paid for acquisitions, net	(3,900)	(1,038)
Proceeds from sale of assets	265	425
Cash paid for sale-leaseback of real estate	–	(3,100)
Change in other assets, net	(2,100)	(2,436)
Net cash used in investing activities – continuing operations	(29,145)	(17,032)
Net cash provided by (used in) investing activities – discontinued operations	(340)	691
Net cash used in investing activities	(29,485)	(16,341)

Cash flows from financing activities
Payment of long-term debt, capital leases and other obligations	(3,560)	(3,450)
Distributions to non-controlling interests	(1,853)	(8,367)
Cash received for the sale of non-controlling interests	39	–
Net cash used in financing activities – continuing operations	(5,374)	(11,817)
Net cash used in financing activities – discontinued operations	(6)	(58)
Net cash used in financing activities	(5,380)	(11,875)

Change in cash and cash equivalents	(46,342)	(101,518)
Cash and cash equivalents at beginning of period	341,180	438,131
Cash and cash equivalents at end of period	$294,838	$336,613

Supplemental disclosure of cash flow information
Cash paid for interest	$50,116	$48,787
Cash paid (received) for income taxes, net	$(162)	$35,088

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2014	2013
Acute care operations (1)
Number of acute care hospital facilities at end of period	15	15
Licensed beds at end of period	3,604	3,600
Average length of stay (days)	5.0	5.0
Occupancy rates (average beds in service)	49.6%	47.4%
Admissions	25,868	25,096
Percentage change	3.1%
Adjusted admissions	47,910	46,058
Percentage change	4.0%
Patient days	129,843	124,275
Adjusted patient days	240,483	228,078
Surgeries	16,811	17,003
Emergency room visits	106,340	99,039
Outpatient revenue as a percentage of gross patient revenue	46.0%	45.5%

Managed care operations
Health plan lives	229,600	191,800
Management service organization (MSO) lives	88,300	–
Accountable care network lives	19,800	700
Total lives	337,700	192,500
Medical loss ratio (2)	84.5%	84.4%

(1) Excludes the Company’s Nevada and Florida operations, which are now reflected in discontinued operations in both periods.

(2)  Represents medical claims expense as a percentage of premium revenue (excludes the effect of service-related revenue and health insurer fee revenue) before the elimination of intercompany-related costs.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended December 31,
	2014	2013
Consolidated Results
Net earnings from continuing operations	$8,900	$1,929
Add:
Interest expense, net	32,363	33,144
Income tax expense	6,405	2,477
Depreciation and amortization	22,631	25,722
Stock-based compensation	1,539	861
Loss (gain) on disposal of assets, net	848	(1,242)
Management fees	1,250	1,250
Adjusted EBITDA	$73,936	$64,141

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Cara Jackson, 615-467-1255
VP, Corporate Communications